Exhibit (h)




                         CATHOLIC VALUES INVESTMENT TRUST

                     TRANSFER AGENCY AND SERVICES AGREEMENT

     AGREEMENT made as of the 14th day of June, 2002, by and between the Catholic Values Investment Trust, a Massachusetts business trust, with its principal office and place of business at 255 State Street, Boston,
Massachusetts 02109 (the "Trust""), and Forum Shareholder Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue shares of beneficial interest with no par value, in separate series and classes; and

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Trust desires that Forum perform as the transfer agent and dividend disbursing agent for each Fund and Forum is willing to provide these services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a) The Trust, on behalf of the Funds, hereby appoints Forum to act as, and Forum agrees to act as, (i) transfer agent for the authorized and issued shares of beneficial interest of the Trust representing interests in each of the respective Funds and Classes thereof
         ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

(b) In connection therewith, the Trust has delivered to Forum copies of: (i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) the Trust's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iii) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 ("Plan") under the Investment Company Act of 1940, as amended (the "1940 Act") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (iv) all applicable procedures adopted by the Trust with respect to the Funds, and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement. Forum recognizes that the Trust's Registration Statement and amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the"Securities Act") and the 1940 Act may be obtained from the SEC archives.

SECTION 2.  DUTIES OF FORUM

(a) Forum agrees that in accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and Forum, Forum will perform the following services:

         (i) provide the services of a transfer agent,dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all Shareholder accounts, (B) preparing Shareholder meeting lists, (C) mailing proxies and related materials to Shareholders, (D)mailing Shareholder reports and prospectuses to current Shareholders, (E) mailing privacy notices to Shareholders, (F) withholding taxes on U.S. resident and non-resident alien accounts, (G) preparing and filing
                  U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (H) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts,
                  (I) responding to Shareholder telephone calls and Shareholder correspondence in consultation with the Trust,
                  (J)preparing and mailing activity statements for Shareholders, and (K) providing Shareholder account information;

         (ii) receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the custodian of the applicable Fund (the
                  "Custodian") or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolio in which the Fund invests;

         (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefore to the Custodian or, in the case of Fund's operating in a master-feeder structure, to the transfer agent or interestholder recordkeeper for the master fund in which the Fund invests;

         (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

         (vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

         (vii)    prepare   and   transmit  to   Shareholders   (or  credit  the
                  appropriate    Shareholder    accounts)   payments   for   all
                  distributions declared by the Trust with respect to Shares;

         (viii) for those Funds that issue share certificates, issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by Forum of indemnification satisfactory to Forum and protecting Forum and the Trust and, at the option of Forum, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

         (ix) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

         (x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Trust and provide periodic reporting to the Trust or its administrator or other agent;

         (xi) maintain records of account for and provide reports and statements to the Trust and Shareholders as to the foregoing;

         (xii) record the issuance of Shares of the Trust and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("1934 Act"), a record of the total number of Shares of the Trust, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Trust, and are issued and outstanding and provide the Trust on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

         (xiii) provide a system which will enable the Trust to calculate the total number of Shares of each Fund and Class thereof sold in each State;

         (xiv) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States; and

         (xv)     oversee the activities of proxy solicitation firms.

(b) Forum shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting, votes and perform such other additional services as may be specified from time to time by the Trust, all pursuant to mutually acceptable compensation and implementation agreements.

(c) The Trust or its administrator or other agent (i) shall identify to Forum in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of Forum for the Trust's State registration status is solely limited to the reporting of transactions to the Trust, and Forum shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust or its administrator or other agent.

(d) Forum shall establish and maintain facilities and procedures reasonably acceptable to the Trust and in accordance with industry standards for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Forum shall establish and maintain facilities and procedures reasonably acceptable to the Trust and in accordance with industry standards for safekeeping of all records maintained by Forum pursuant to this Agreement.

(e) Forum shall cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

(f) Forum shall cooperate with each Fund's administrator and shall take reasonable action to make all necessary information available to the administrator for the performance of the administrator's duties.

(g) Forum shall implement reasonable procedures and controls to ensure that the Trust will be in compliance with the USA Patriot Act in connection with the transfer agency activities undertaken by Forum on behalf of the Trust pursuant to this Agreement; provided, however, that Forum shall not be responsible for any recordkeeping, reporting, customer vetting or other requirements of the USA Patriot Act with respect to
         (A) customers the records about whom are established and/or maintained by a broker-dealer or other financial intermediary and (B) customer transactions transmitted by omnibus account from such broker-dealers or other financial intermediaries.

(h) Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided in this Agreement, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

SECTION 3. RECORDKEEPING

(a) Prior to the commencement of Forum's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to Forum (i) an accurate list of Shareholders of the Trust, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and (ii) all Shareholder records, files, and other materials that are necessary o appropriate and reasonably available to the Trust for proper performance of the functions assumed by Forum under this Agreement (collectively referred to as the "Materials").
         The Trust shall on behalf of each applicable Fund or Class indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials.

(b) Forum shall maintain records showing for each Shareholder's account the following: (i) names, addresses and tax identification numbers; (ii) numbers of Shares held; (iii) historical information (as available from prior transfer agents)regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account;
         (v) information with respect to withholdings; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account; (vii) certificate numbers and denominations for any Shareholders holding certificates; (viii) any information required in order for Forum to perform the calculations contemplated or required by this Agreement; and (ix) such other information and data as may be required by applicable law.

(c) Forum shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisabl provided that it maintains all such records in accordance with the requirements of applicable law. To the extent required by Section
         31 of the 1940 Act, and the rules thereunder, Forum agrees that all such records prepared or maintained by Forum relating to the services to be performed by Forum under this Agreement are the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Trust on and in accordance with the Trust's request. The Trust and the Trust's authorized representatives shall have access to Forum's records relating t the services to be performed under this Agreement at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives. Forum shall maintain all such records irrespective of the retention period prescribed in Rule 31a-2; provided, however, Forum shall deliver such records to the Trust upon termination of this Agreement.

(d) Forum and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including, without limitation, the information described in
         Section 3(b) of this Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, and shall not be used other than to carry out the purposes for which it was disclosed.

(e) In case of any requests or demands for the inspection of the Shareholder records of the Trust, Forum will notify the Trust and will endeavor to secure instructions from an authorized officer of the Trust as to such inspection. Forum shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that Forum may grant the inspection without instructions if Forum is advised by counsel to Forum that failure to do so will result in liability to Forum.

SECTION 4.  ISSUANCE AND TRANSFER OF SHARES

(a) Forum shall make original issues of Shares of each Fund and Class thereof in accordance with the Trust's then current prospectus only upon receipt of (i) instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Trust's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If the opinion described in
         (iv)above is contingent upon a filing under Section 24 of the 1940 Act, the Trust shall indemnify Forum for any liability arising from the failure of the Trust to comply with that section or the rules thereunder.

(b) Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by Forum. In registering transfers of Shares, Forum may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Forum's counsel, protect Forum and the Trust from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As transfer agent, Forum will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

SECTION 5.  SHARE CERTIFICATES

(a) The Trust shall furnish to Forum a supply of blank share certificates of each Fund and Class thereof for which share certificates are issued and, from time to time, will renew such supply upon Forum's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized to sign by the Organic Documents of the Trust and, if required by the Organic Documents, shall bear the Trust's seal or a facsimile thereof. Unless otherwise directed by the Trust, Forum may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Trust.

(b) New Share certificates shall be issued by Forum upon surrender of outstanding Share certificates in the form deemed by Forum to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. Forum shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Forum deems equally reliable and expeditious. Forum shall not mail Share certificates in "negotiable" form unless requested in writing by the Trust and fully indemnified by the Trust to Forum's satisfaction.

(c) For any Fund or Class thereof that the Trust informs Forum does not issue share certificates, Forum shall not issue any such share certificates and the provisions of this Agreement relating to share certificates shall not be applicable with respect to those Funds or Classes thereof.

SECTION 6.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

(a) Shares shall be issued in accordance with the terms of a Fund's or Class' Prospectus after Forum or its agent receives either:

         (i)      (A) an  instruction  directing  investment in a Fund or Class,
                  (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

(b) Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the Prospectus pursuant to which the Shares are offered.

(c) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the Prospectus of the applicable Class or Fund:

         (i)      for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Forum is credited with Federal Funds with respect to that check.

SECTION 7.  COMPENSATION AND EXPENSES

(a) For the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to pay Forum the fees set forth in Clauses (i) and (ii) of Appendix B hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination and Forum shall reimburse the Fund for any advanced fees paid with respect to the period on or after the date of termination. The Trust acknowledges that Forum may from time to time earn money on amounts in the deposit accounts maintained by Forum to service the Funds (and other clients serviced by Forum).

(b) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in Appendix B hereto. In addition, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred expenses and employee time that are (i) billed to the Trust by Forum and
         (ii) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews or examinations. Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred out-of-pocket expenses and employee time that are (i) billed to the Trust by Forum and (ii) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities; provided, however, that the Trust shall not be required to reimburse Forum for any employee time if the Trust has terminated this Agreement because Forum has breached any material representation, warranty, covenant or obligation and has failed to cure such breach within a reasonable time after notice thereof from the Trust.

(c) All fees and reimbursements shall be payable monthly. The Trust, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within thirty (30) business days.

SECTION 8.  REPRESENTATIONS, WARRANTIES AND COVENANTS

(a)      Forum represents, warrants and covenants to the Trust that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv)     All  requisite  corporate   proceedings  have  been  taken  to
                  authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has and will continue to have access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

         (vii)    It is and will remain registered as a transfer agent under
                  Section 17A of the 1934 Act; and

         (viii) It has and will retain all licenses, permits and registrations necessary to perform its duties under this Agreement; and

         (ix) It shall promptly notify the Trust if any representation, warranty or covenant contained in this Section 8 becomes untrue in any material respect.

(b)      The Trust represents, warrants and covenants to Forum that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of Massachusetts;

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;

         (iii)    All  requisite  corporate   proceedings  have  been  taken  to
                  authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) It is and will remain an open-end management investment company registered under the 1940 Act;

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.

SECTION 9.  PROPRIETARY INFORMATION

(a) The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases or in connection with electronic interfaces under the control and ownership of Forum or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Forum or the third party. The Trust agrees to treat all Proprietary Information as proprietary to Forum and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

(b) Forum acknowledges that the Shareholder list and all information related to Shareholders furnished to Forum by the Trust, any Shareholder or any agent of the Trust or Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Trust. In no event shall Customer Data (as such, and as maintained and/or delivered according to standard industry formats) be deemed Proprietary Information. Forum agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed in writing by the Trust.

SECTION 10.  INDEMNIFICATION

(a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Trust for any action or inaction of Forum relating to any event whatsoever in the absence of negligence, bad faith, or willful misfeasance in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

(b) Forum shall not be responsible for, and the Trust shall on behalf of each applicable Fund or Class thereof indemnify and hold Forum, its employees, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Forum Indemnitees") harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

         (i) all actions of Forum or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions (or omissions to act) are taken in good faith and without negligence or reckless disregard by Forum of its duties and obligations under this Agreement;

         (ii) the Trust's lack of good faith or the Trust's negligence or willful misconduct;

         (iii) the reasonable reliance on or use by Forum or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Trust or any other person or firm (other than Forum or its agents or subcontractors) on behalf of the Trust, including but not limited to any previous transfer agent or registrar;

         (iii) the reasonable reliance on any instructions or requests of the Trust on behalf of the applicable Fund; and

         (iv) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

(c) Forum shall indemnify and hold the Trust and each Fund or Class thereof armless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by Forum as a result of Forum's negligence, bad faith, willful misfeasance or reckless disregard of its duties and obligations under this Agreement.

(d) At any time Forum may apply to any officer of the Trust for instructions, and may consult with legal counsel to the Trust or to Forum with respect to any matter arising in connection with the services to be performed by Forum under this Agreement, and, notwithstanding anything herein to the contrary, Forum and any Forum Indemnitee shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. Forum, its agents and subcontractors shall be protected and indemnified in acting upon (i) any paper or document furnished by or on behalf of the Trust, reasonably believed by Forum to be genuine and to have been signed by the proper person or persons, (ii) any instruction, information, data, records or documents provided to Forum or its agents or subcontractors by (A) electronic message, machine readable input, telex, CRT data entry or (B) other similar means authorized by the Trust, and (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to Forum in person or by telephone, vocal telegram, electronic message or other electronic means, reasonably believed by Forum to be genuine and to have been given by the proper person or persons. Forum shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust or other actual notice thereof. Forum, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper counter-signature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust.

(e) If the Trust has the ability to originate electronic instructions to Forum in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event Forum shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with reasonable security procedures established by Forum from time to time.

(f) The Trust has authorized or in the future may authorize Forum to act as a "Mutual Fund Services Member" for the Trust or various Funds. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC Rules and Procedures published by NSCC or such other similar publication as may exist from time to time. The Trust shall indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC. Forum shall comply in all material respects with NSCC Rules and Procedures to the extent applicable in performing its services under this Agreement.

(g) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party.
         The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, nor shall the indemnifying party compromise or settle any claim without the other party's written consent which shall not be unreasonably withheld, conditioned or delayed.

SECTION 11.  EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective with respect to each Fund or Class on the earlier of (i) execution and delivery of this agreement by the parties hereto and conversion from prior transfer agent and services agreements, (ii) the date on which the Trust's Registration Statement relating to the Shares of the Fund or Class becomes effective or (iii) the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

(b) This Agreement shall continue in effect with respect to a Fund until terminated.

(c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Trust. Any termination shall be effective as of the date specified in the notice. Upon notice of termination of this Agreement by either party, Forum shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Forum under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.

(d) The provisions of Sections 3, 7, 8, 9, 10, 14, 15, and 17 shall survive any termination of this Agreement.

SECTION 12.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Trust may elect not to make any such series or classes subject to this Agreement.

SECTION 13.  ASSIGNMENT

         Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party; provided, however, that no such consent shall be required if Forum assigns this Agreement to any affiliate of Forum provided however, that Forum shall be as fully responsible to the Trust for the acts and omissions of any permitted assignee as Forum is for its own acts and omissions. For purposes of this Section 13, any transfer or series of transfers of a controlling equity interest in Forum to a non-affiliate, acquisition or series of acquisitions by a non-affiliate of all or substantially all of Forum's assets, or merger of Forum and a non-affiliate in which the equity investors of Forum do not control the surviving entity shall be deemed an assignment; provided, however, that the transfer of ownership of all or part the equity interest in Forum to Forum's management staff or the devisees or heirs of John Keffer shall not be deemed to be an assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

SECTION 14.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns beyond its reasonable control, flood or catastrophe, acts of God, insurrection, war, terrorism, riots or failure of the mails or any transportation medium, communications medium not within Forum's control or power supply.

SECTION 15.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trust is a Massachusetts Business Trust. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

SECTION 16.  TAXES

         Forum shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding taxes assessed against Forum for compensation received by it under this Agreement.

SECTION 17. MISCELLANEOUS

(a) Notwithstanding any other provisions hereof to the contrary, neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement. There are no third party beneficiaries to this Agreement.

(b)      Except for Appendix A to add new Funds and Classes in  accordance  with
         Section 12, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Forum and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g) Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

(j) No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

(k) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(l) The terms and "affiliated person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.


                            CATHOLIC VALUES INVESTMENT TRUST

                                        By:/s/A.M. Moody III
                                             ---------------------
                                             A. M. MOODY III
                                             Vice President and Trustee

                            FORUM SHAREHOLDER SERVICES, LLC

                                        By: /s/Lisa J. Weymouth
                                            -----------------------
                                            Lisa J. Weymouth
                                            Director

                        CATHOLIC VALUES INVESTMENT TRUST

                     TRANSFER AGENCY AND SERVICES AGREEMENT

                                   Appendix A

                         Funds and Classes of the Trust

Fund Name                                            Class Name       CUSIP        Symbol
------------------------------------------------------------------------------------------
Catholic Values Investment Trust Equity Fund     Individual Shares  148916109      CITRY*

                                      Institutional Service Shares  148916307      CITSY *

              *Un-official symbol. Non-NASDAQ fund


                         CATHOLIC VALUES INVESTMENT TRUST

                          By:/s/ A. M. Moody III
                             -----------------------
                             A. M. MOODY III
                             Vice President and Trustee

                         FORUM SHAREHOLDER SERVICES, LLC

                          By:/s/ Lisa J. Weymouth
                             ----------------------
                             Lisa J. Weymouth
                             Director

                        CATHOLIC VALUES INVESTMENT TRUST

                     TRANSFER AGENCY AND SERVICES AGREEMENT


                                   Appendix B

                                Fees and Expenses

(i)      Base Fees

         $1,000 per month per CUSIP.
         (Subject to renegotiation if the total number of CUSIPs is less than 12 or more than 20.)

(ii)     Account Fees

         $1.00 per month per open shareholder account/Non-NSCC Networked
          Level 3.
         $0.75 per month per open shareholder account/NSCC Networked Level 3. $0.25 per month per closed shareholder account.

(iii)    Internet Fees

         Client and Financial Intermediary Remote Inquiry provided at no cost. Shareholder Remote Inquiry/Trading/Account Opening - $500 per CUSIP per year.

(iv)     Out-Of-Pocket Expenses

         The Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonable out-of-pocket or advances incurred in providing the services described in this Agreement, including but not limited to the reasonable cost of (or appropriate share of the cost of): (i) statement, confirmation, envelope and stationary stock, (ii) share certificates, (iii) printing of checks and drafts, (iv) postage, (v) telecommunications, (vi) NSCC Mutual Fund Service Member fees and expenses, (vii) banking charges, (viii) outside proxy solicitors and tabulators, (ix) proxy solicitation fees and (x) record storage, document imaging, microfilm and microfiche. In addition, any other expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund. Notwithstanding the foregoing, the Trust shall not be required to reimburse Forum for Forum's out-of-pocket costs relating to banking services (DDA account, wire and ACH, check and draft clearing and lock box fees and charges).